EXHIBIT 99.1

The expenses to be incurred by the Company relating to the registration and offering of $1,750,000,000 aggregate principal amount of 5.125% Senior Notes due 2024 pursuant to a Registration Statement on Form S-3 (File No. 333-196630) and a related prospectus supplement filed with the Securities and Exchange Commission on June 10, 2014, respectively, are estimated to be as follows:

Nature of Expense	Amount
SEC Registration Fee	$225,400
Accounting Fees and Expenses	100,000
Legal Fees and Expenses	1,000,000
Printing Expenses	125,000
Blue Sky Qualification Fees and Expenses	15,000
Trustee and Escrow Agent’s Fees and Expenses	16,000
Miscellaneous	35,000

TOTAL	$1,516,400